UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 30, 2016 (March 29, 2016)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Underwriting Agreement
On March 29, 2016, Torchmark Corporation (“Torchmark”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto, for the issuance and sale by Torchmark of $300,000,000 aggregate principal amount of Torchmark’s 6.125% Junior Subordinated Debentures due 2056 (the “Debentures”). Torchmark expects the closing of the offering of Debentures to occur on April 5, 2016, subject to customary closing conditions.
The Debentures are being sold pursuant to Torchmark’s shelf registration statement on Form S-3 (File No. 333-207130) (the “Registration Statement”), which Registration Statement became automatically effective upon filing with the Securities and Exchange Commission (the “Commission”) on September 25, 2015, and the Prospectus Supplement relating to the Debentures dated March 29, 2016 and filed with the Commission on March 30, 2016.
The Underwriting Agreement includes customary representations, warranties and covenants by Torchmark. The Underwriting Agreement also provides for customary indemnification by each of Torchmark and the underwriters named therein against certain liabilities arising out of or in connection with the sale of the Debentures.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 10.1, and incorporated herein by reference.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with Torchmark. For example, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., Regions Securities LLC, SunTrust Robinson Humphrey, Inc., BBVA Securities Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, Comerica Securities, Inc. and KeyBanc Capital Markets Inc. are participants in our credit facility. They have received, and may receive, customary fees, expenses and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), including Torchmark’s 6.375% Senior Notes due June 15, 2016 which Torchmark plans to retire with the proceeds of the offering of the Debentures, and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Torchmark or Torchmark’s affiliates, including Torchmark’s 6.375% Senior Notes due June 15, 2016, and, therefore, the underwriters and/or their respective affiliates may receive a portion of the net proceeds from the offering. Certain of the underwriters and their affiliates have a lending relationship with Torchmark as discussed above, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to Torchmark consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Torchmark’s securities, potentially including the Debentures. Any such credit default swaps or short positions could adversely affect future trading prices of the Debentures. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits
The documents filed herewith are incorporated by reference into Registration Statement on Form S-3, File Number 333-207130.

Exhibit No.	Description

10.1
Underwriting Agreement, dated March 29, 2016, between Torchmark and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TORCHMARK CORPORATION

Date: March 30, 2016

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Underwriting Agreement, dated March 29, 2016, between Torchmark and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto.